UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/08/2008

American Mold Guard, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32862

California	74-3077656
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30270 Rancho Viejo Road, Suite E, San Juan Capistrano, California 92675
(Address of principal executive offices, including zip code)

949-240-5144
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2008, Paul Bowman's employment relationship with American Mold Guard, Inc. ("AMGI") was terminated without cause. Prior to such termination, Mr. Bowman served as AMGI's Chief Financial Officer.

Pursuant to the terms of an Employment Agreement dated May 16, 2006 between AMGI and Mr. Bowman (the "Bowman Employment Agreement"), in the event Mr. Bowman's employment with AMGI is terminated for any reason other than death, disability or "justifiable cause" (defined to include any willful breach by Mr. Bowman of his duties under the employment agreement or his conviction of any crime involving AMGI's property or any crime constituting a felony), Mr. Bowman would be entitled to a severance payment equal to 24 months of his current monthly base salary plus target bonus as in effect on the last day of his employment and reimbursement for the cost of maintaining his medical and dental insurance for 24 months.   However, concurrently with his April 7, 2008 employment termination with AMGI, Mr. Bowman has voluntarily waived any and all rights to any severance compensation that he may have been entitled to under the terms of the Bowman Employment Agreement and as described hereinabove.

On April 8, 2008, Mark Davidson's employment relationship with AMGI was terminated without cause. Prior to such termination, Mr. Davidson served as AMGI's Chief Executive Officer.

Pursuant to the terms of an Employment Agreement dated July 1, 2004 between AMGI and Mr. Davidson (the "Davidson Employment Agreement"), in the event Mr. Davidson's employment with AMGI is terminated for any reason other than death, disability or "justifiable cause" (defined to include any willful breach by Mr. Davidson of his duties under the employment agreement or his conviction of any crime involving our property or any crime constituting a felony), Mr. Davidson would be entitled to a severance payment equal to 24 months of his current monthly base salary plus target bonus as in effect on the last day of his employment and reimbursement for the cost of maintaining his medical and dental insurance for 24 months.   However, concurrently with his April 8, 2008 employment termination with AMGI, Mr. Davidson has voluntarily waived any and all rights to any severance compensation that he may have been entitled to under the terms of the Davidson Employment Agreement and as described hereinabove.

On April 7, 2008, Messrs. Frank Brandenberg, James Crofton and Robert Simplot resigned from the Board of Directors of AMGI.

On April 8, 2008, Mark Davidson resigned from the Board of Directors of AMGI.

On April 8, 2008, John W. Martin tendered his resignation from the Board of Directors and as Secretary of AMGI, which resignation is to become effective at 5:00 p.m., Pacific Time, on April 14, 2008.

Item 8.01.    Other Events

Notice of Default Relating to $2,000,000 Principal Amount Secured Convertible Note with Calliope Capital Corporation and Termination of Business Operations

On April 4, 2008, AMGI received a notice of default (the "Notice of Default") from LV Administrative Services, Inc. (the "Collateral Agent"), administrative and collateral agent for Calliope Capital Corporation ("Calliope"), pursuant to which the Collateral Agent asserted that AMGI was in default of certain obligations under the Security Agreement, dated as of July 19, 2007, by and between AMGI and Calliope with respect to AMGI's $2,000,000 principal amount secured convertible note issued to Calliope on July 19, 2007 (the "Note").

The Notice of Default indicates that certain events of default have occurred and are continuing beyond any applicable cure or grace period, including, without limitation, events of default arising under the Note as a result of the failure of AMGI to make payments of principal and interest in the manner prescribed under the Note.

As of the close of business on April 7, 2008, AMGI formally ceased conducting all operations and permanently terminated its business of providing decontamination and protective coating products and services to new construction and occupied multi-family, single family and commercial buildings. In connection with the termination of all of its operations, AMGI has closed all of its offices and has laid-off all remaining employees. Until the effective date of his resignation, Mr. Martin has agreed to continue to serve as an unpaid officer and sole director of AMGI while AMGI completes certain regulatory filings in connection with the termination of the company's business and its status as an SEC reporting company.

Immediately following the filing of this Form 8-K, AMGI will file with the SEC a Form 15 certification and notice of termination of registration under the Securities Exchange Act of 1934. AMGI's duty to continue filing any current and periodic reports with the SEC will thereafter be suspended effective upon filing of the Form 15, and the termination of AMGI's registration will become effective within 60 days following the filing of the form.

Summary Background Information Relating to Termination of Business Operations

As previously disclosed in AMGI's Quarterly Reports for the quarterly periods ended March 31, June 30 and September 30, 2007, and as previously disclosed in AMGI's Annual Report for the year ended December 31, 2007, AMGI's historical financial performance (in particular its history of losses), its then-current financial condition, the need for AMGI to raise capital and the uncertainty as to whether AMGI would be able to obtain additional financing, raised doubts about its ability to continue as a going concern.

As the 2007 year progressed, AMGI's need to raise capital became more apparent. This need was increased by continued deterioration in the United States residential new construction market (a market in which the company was principally reliant for its revenues and cash flow) and AMGI's inability to rapidly develop products and services that would make it less dependent upon the residential new construction market for its revenues, cash flow and profitability. However, AMGI has been unable to raise additional capital.

In order to preserve value for its shareholders and to maximize the return for its creditors, AMGI has evaluated a number of alternatives, including strategic relationships with third parties, as well as alternative relationships with its secured creditor, Calliope. AMGI has been unsuccessful in consummating any such strategic or alternative relationships.

AMGI does not currently have sufficient cash to pay the principal amount of the Note and, because of its continuing negative cash flow, and because of its inability to raise any additional capital, AMGI formally ceased all of its operations on April 7, 2008.

On April 8, 2008, AMGI issued a press release announcing the discontinuance of its business operations. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Mold Guard, Inc.

Date: April 08, 2008	By:	/s/ Mark Davidson
Mark Davidson
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Entitled "American Mold Guard Discontinues Operations."